Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the Fourth Fiscal Quarter and Fiscal Year Ended April 30, 2015

Fourth fiscal quarter highlights include:

•	Q4 revenue from continuing operations of $48.3 million, an increase of 12% year over year

•	First quarter of positive operating cash flow since IPO

AUSTIN, Texas, June 10, 2015 (GLOBE NEWSWIRE) — Bazaarvoice, Inc. (Nasdaq:BV), the network connecting brands and retailers to the authentic voices of consumers wherever they shop, reported its financial results for the fourth fiscal quarter and fiscal year ended April 30, 2015.

“For the fourth quarter, I am pleased that we delivered 12% revenue growth and for the first time since our IPO, positive operating cash flow. In addition, our international teams continued to improve their performance and we are seeing good momentum with our new product offerings,” said Gene Austin, chief executive officer and president. “We are well on our way to expanding our product offerings beyond ratings and reviews into a full set of consumer generated content solutions and services for our clients and prospects.”

Fourth Fiscal Quarter of 2015 Financial Details

The divestiture of PowerReviews was completed on July 2, 2014. The terms of the transaction were approved by the Department of Justice on June 26, 2014. As a result, PowerReviews revenues, related expenses and loss on disposal, net of tax, are components of “Loss from discontinued operations, net of tax” in the Condensed Consolidated Statements of Operations since our fourth fiscal quarter of 2014 and all comparative fiscal quarters presented. The Statement of Cash Flows is reported on a combined basis without separately presenting cash flows from discontinued operations for all periods presented.

Summary data below describes results from continuing operations and excludes results from discontinued operations.

Revenue from continuing operations: Bazaarvoice reported revenue of $48.3 million for the fourth fiscal quarter of 2015, up 12% from the fourth fiscal quarter of 2014, and consisted of SaaS revenue of $46.2 million and net media revenue of $2.1 million.

Adjusted EBITDA from continuing operations: Adjusted EBITDA for the fourth fiscal quarter of 2015 was a loss of $3.6 million, a significant improvement compared with a loss of $7.6 million for the fourth fiscal quarter of 2014.

GAAP net loss and net loss per share from continuing operations: GAAP net loss was $8.8 million, compared to a GAAP net loss of $12.2 million for the fourth fiscal quarter of 2014. GAAP net loss per share was $0.11 based upon weighted average shares outstanding of 79.7 million, compared to $0.16 for the fourth fiscal quarter of 2014 based upon weighted average shares outstanding of 77.2 million.

Non-GAAP net loss and net loss per share from continuing operations: Non-GAAP net loss was $4.4 million, compared to a non-GAAP net loss of $8.4 million for the fourth fiscal quarter of 2014. Non-GAAP net loss per share was $0.06 based upon weighted average shares outstanding of 79.7 million, compared to $0.11 for the fourth fiscal quarter of 2014 based upon weighted average shares outstanding of 77.2 million.

Fiscal Year 2015 Financial Details

Revenue from continuing operations: Bazaarvoice reported revenue of $191.2 million for the fiscal year ended April 30, 2015, up 14% from the fiscal year ended April 30, 2014, and consisted of SaaS revenue of $182.1 million and net media revenue of $9.1 million.

Adjusted EBITDA from continuing operations: Adjusted EBITDA for the fiscal year 2015 was a loss of $8.7 million, a significant improvement from a loss of $21.9 million for the fiscal year 2014.

GAAP net loss and net loss per share from continuing operations: GAAP net loss was $33.2 million, compared to a GAAP net loss of $52.8 million for the fiscal year 2014. GAAP net loss per share was $0.42 based upon weighted average shares outstanding of 78.6 million, compared to GAAP net loss per share of $0.70 for the fiscal year 2014 based upon weighted average shares outstanding of 75.6 million.

Non-GAAP net loss and net loss per share from continuing operations: Non-GAAP net loss was $15.0 million, compared to a non-GAAP net loss of $25.8 million for fiscal year 2014. Non-GAAP net loss per share was $0.19 based upon weighted average shares outstanding of 78.6 million, compared to non-GAAP net loss per share of $0.34 for the fiscal year 2014 based upon weighted average shares outstanding of 75.6 million.

Clients: The number of active clients at the end of the fourth fiscal quarter and fiscal year 2015 was 1,353 and the number of network clients at the end of the fourth fiscal quarter and fiscal year 2015 was over 3,800. Annualized SaaS revenue per average active client for the fiscal year 2015 was approximately $149,000.

Number of Active Clients: Beginning as of our fourth fiscal quarter of 2014, we define an active client as an organization from which we are currently recognizing recurring revenue, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our ability to increase our active client base is a leading indicator of our ability to grow revenue.

Due to the presentation of the PowerReviews business as discontinued operations, we have separated our active clients into two categories: 1) active clients from continuing operations and 2) active clients from discontinued operations. As a result, each category could include a common client for which we recognized recurring revenue who has organizations that have separate contractual agreements.

All periods prior to the fourth fiscal quarter of 2014 discussed in this press release or presented in the accompanying financial tables have been revised to conform to this definition of an active client.

Number of Network Clients:

We define a network client as an organization that does not have recurring revenue. We count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our network client base in combination with our active client base is an indicator of the reach of our network.

Quarterly Conference Call

Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for the fourth fiscal quarter of 2015. To access this call, dial (877) 407-3982 from the United States or (201) 493-6780 internationally with conference ID 13608719. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the Company’s website, and a telephone replay will be available through June 24, 2015 by dialing (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 13608719.

About Bazaarvoice

Bazaarvoice powers a network that connects brands and retailers to the authentic voices of people where they shop. Each month, more than 600 million people view and share authentic opinions, questions, and experiences about tens of millions of products in the Bazaarvoice network. The company’s technology platform amplifies these voices into the places that influence purchase decisions. Network analytics help marketers and advertisers provide more engaging experiences that drive brand awareness, considerations, sales and loyalty. Headquartered in Austin, Texas, Bazaarvoice has offices across North American, Europe and Asia-Pacific. For more information, visit http://www.bazaarvoice.com, read the blog at www.bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/bazaarvoice.

Non-GAAP Financial Measures

Adjusted EBITDA for continuing operations discussed in this press release is defined as our GAAP net loss from continuing operations adjusted for stock-based expense, contingent consideration related to acquisition, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net.

Adjusted EBITDA for discontinued operations presented in the accompanying financial tables is defined as our GAAP net loss from discontinued operations adjusted for stock-based expense, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), impairment of acquired intangibles, integration and other costs related to the acquisition and the divestiture of PowerReviews, estimated loss on disposal of discontinued operations, other non-business costs and benefits, income tax expense and other (income) expense, net.

Non-GAAP net loss for continuing operations, which is used to calculate non-GAAP net loss per share for continuing operations, is defined as our GAAP net loss from continuing operations, adjusted to exclude stock-based expense, contingent consideration related to acquisition, amortization of acquired intangible assets, integration and other costs related to acquisitions, and other non-business costs and benefits along with the associated income tax effect of these adjustments.

Non-GAAP net loss for discontinued operations, which is used to calculate non-GAAP net loss per share for discontinued operations, is defined as our GAAP net loss from discontinued operations adjusted to exclude stock-based expense, amortization of acquired intangible assets, impairment of acquired intangibles, integration and other costs related to the acquisition and divestiture of PowerReviews, estimated loss on disposal of discontinued operations and other non-business costs and benefits along with the associated income tax effect of these adjustments.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Further, management has presented these non-GAAP financial measures separately for discontinued operations as it may prove useful to securities analysts and investors in evaluating the impact of the divestiture of PowerReviews on the Company’s continuing operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the Company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions; therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s belief that we are well positioned to return to higher revenue growth rates over the long-term, management’s estimates regarding future revenue and financial performance, the ability to continue developing network solutions to leverage our consumer audience reach, content and data to create incremental value for clients, and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; our limited operating history; our ability to operate in a new and unproven market; our ability to effectively manage growth; our ability to develop and launch new products; our ability to retain our existing customers and satisfy their obligations and needs and upsell to existing clients; our ability to maintain pricing for our products and services, our ability to manage expansion into international markets and new vertical industries; our ability to successfully identify, manage and integrate potential acquisitions; and other risks and potential factors that could affect our business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2014 as filed with the Securities and Exchange Commission on June 26, 2014 and our Form 10-Q for the fiscal quarter ended January 31, 2015 as filed with the Securities and Exchange Commission on March 6, 2015. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Relations Contact:

Linda Wells

Bazaarvoice, Inc.

415-872-3612

linda.wells@bazaarvoice.com

Media Contact:

Matt Krebsbach

Bazaarvoice, Inc.

512-551-6612

matt.krebsbach@bazaarvoice.com

Bazaarvoice, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	April 30,	April 30,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$54,041	$31,934
Restricted cash	—	604
Short-term investments	52,730	40,700
Accounts receivable, net	49,532	39,099
Prepaid expenses and other current assets	12,977	8,212
Assets held for sale	—	33,745

Total current assets	169,280	154,294
Property, equipment and capitalized internal-use software development costs, net	19,054	17,005
Goodwill	139,155	139,155
Acquired intangible assets, net	11,498	13,388
Other non-current assets	4,710	3,428

Total assets	$343,697	$327,270

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,539	$3,346
Accrued expenses and other current liabilities	27,397	27,071
Revolving line of credit	—	27,000
Deferred revenue	60,400	54,951
Liabilities held for sale	—	3,621

Total current liabilities	91,336	115,989
Long-term liabilities:
Revolving line of credit	57,000	—
Deferred revenue less current portion	2,530	1,722
Deferred tax liability, long-term	817	1,730
Other liabilities, long-term	631	1,367

Total liabilities	152,314	120,808
Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	418,509	398,201
Accumulated other comprehensive income (loss)	(638)	328
Accumulated deficit	(226,496)	(192,075)

Total stockholders’ equity	191,383	206,462

Total liabilities and stockholders’ equity	$343,697	$327,270

Bazaarvoice, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except net loss per share data)

(unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2015	2014	2015	2014
Revenue	$48,317	$43,078	$191,181	$168,145
Cost of revenue	18,148	14,522	69,906	52,905

Gross profit	30,169	28,556	121,275	115,240

Operating expenses:
Sales and marketing	19,492	23,884	77,438	86,482
Research and development	9,880	9,832	37,695	37,585
General and administrative	8,517	6,521	31,442	26,370
Acquisition-related and other expense	815	366	4,046	16,184
Amortization of acquired intangible assets	309	288	1,237	1,135

Total operating expenses	39,013	40,891	151,858	167,756

Operating loss	(8,844)	(12,335)	(30,583)	(52,516)

Other income (expense), net:
Interest income	52	7	95	143
Interest expense	(433)	(158)	(1,451)	(190)
Other expense	(140)	(165)	(1,171)	(783)

Total other expense net	(521)	(316)	(2,527)	(830)

Loss from continuing operations before income taxes	(9,365)	(12,651)	(33,110)	(53,346)
Income tax expense (benefit)	(540)	(418)	54	(500)

Net loss from continuing operations attributable to common stockholders	(8,825)	(12,233)	(33,164)	(52,846)
Loss from discontinued operations, net of tax	—	(11,448)	(1,257)	(10,320)

Net loss applicable to common stockholders	$(8,825)	$(23,681)	$(34,421)	$(63,166)

Basic and diluted loss per share:
Continuing operations	$(0.11)	$(0.16)	$(0.42)	$(0.70)
Discontinued operations	—	(0.15)	$(0.02)	(0.14)

Basic and diluted loss per share:	$(0.11)	$(0.31)	$(0.44)	$(0.84)

Basic and diluted weighted average number of shares outstanding	79,668	77,165	78,645	75,564

Bazaarvoice, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2015	2014	2015	2014
Operating activities:
Net loss	$(8,825)	$(23,681)	$(34,421)	$(63,166)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,284	3,901	12,453	15,068
Impairment of acquired intangible assets	—	2,500	—	2,500
Loss on disposal of discontinued operations, net of tax	—	9,192	1,537	9,192
Stock-based expense	3,113	3,472	12,802	14,468
Revaluation of contingent consideration	—	—	—	(3,270)
Bad debt expense	1,029	469	3,155	1,902
Excess tax benefit related to stock-based expense	(4)	(120)	(6)	(216)
Amortization of deferred financing costs	59	—	98	—
Other non-cash expense	6	286	151	480
Changes in operating assets and liabilities:
Accounts receivable	5,168	3,721	(13,589)	(12,081)
Prepaid expenses and other current assets	1,435	(1,176)	(165)	(1,551)
Other non-current assets	(804)	(130)	(916)	(1,603)
Accounts payable	(1,141)	(3,570)	(297)	(3,095)
Accrued expenses and other current liabilities	1,097	(409)	(1,294)	(2,623)
Deferred revenue	(552)	3,225	6,258	2,040
Other liabilities, long-term	(798)	(585)	(1,731)	(1,512)

Net cash provided by (used in) operating activities	3,067	(2,905)	(15,965)	(43,467)
Investing activities:
Acquisitions, net of cash acquired, and purchase of intangible asset	—	(8,946)	—	(9,616)
Proceeds from sale of discontinued operations	—	—	25,500	—
Purchases of property, equipment and capitalized internal-use software development costs	(2,789)	(2,155)	(12,039)	(10,661)
Decrease in restricted cash	—	—	500	—
Purchases of short-term investments	(3,634)	(25,575)	(82,770)	(60,092)
Proceeds from maturities of short-term investments	9,914	13,068	65,681	58,478
Proceeds from sales of short-term investments	—	—	5,012	31,098

Net cash provided by (used in) investing activities	3,491	(23,608)	1,884	9,207
Financing activities:
Proceeds from employee stock compensation plans	1,330	2,460	7,545	13,499
Proceeds from revolving line of credit	—	27,000	57,000	27,000
Payments on revolving line of credit	—	—	(27,000)	—
Deferred financing costs	—	—	(706)	—
Excess tax benefit related to stock-based expense	4	120	6	216

Net cash provided by financing activities	1,334	29,580	36,845	40,715
Effect of exchange rate fluctuations on cash and cash equivalents	362	175	(657)	434

Net change in cash and cash equivalents	8,254	3,242	22,107	6,889
Cash and cash equivalents at beginning of period	45,787	28,692	31,934	25,045

Cash and cash equivalents at end of period	$54,041	$31,934	$54,041	$31,934

Supplemental disclosure of other cash flow information:
Cash paid for income taxes, net of refunds	$70	$763	$902	$1,493
Cash paid for interest	529	137	1,418	137
Supplemental disclosure of non-cash investing and financing activities:
Purchase of fixed assets recorded in accounts payable	$282	$—	$282	$—
Asset retirement obligation recorded in accrued expenses and other current liabilities and other liabilities, long-term	532	—	532	—

These Condensed Consolidated Statements of Cash Flows include combined cash flows from continuing operations along with discontinued operations.

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Continuing Operations

(in thousands, except net loss per share data)

(unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2015	2014	2015	2014
Non-GAAP net loss and net loss per share from continuing operations:
GAAP net loss from continuing operations	$(8,825)	$(12,233)	$(33,164)	$(52,846)
Stock-based expense (1)	3,113	3,333	12,678	13,825
Contingent consideration related to acquisition (2)	—	—	—	(3,860)
Amortization of acquired intangible assets	472	317	1,890	1,164
Acquisition-related and other expense	815	366	4,046	16,184
Other stock-related benefit (4)	—	—	(430)	—
Income tax adjustment for non-GAAP items	(6)	(191)	(8)	(239)

Non-GAAP net loss from continuing operations	$(4,431)	$(8,408)	$(14,988)	$(25,772)

GAAP basic and diluted shares	79,668	77,165	78,645	75,564

Non-GAAP basic and diluted net loss per share from continuing operations	$(0.06)	$(0.11)	$(0.19)	$(0.34)

Adjusted EBITDA from continuing operations:
GAAP net loss from continuing operations	$(8,825)	$(12,233)	$(33,164)	$(52,846)
Stock-based expense (1)	3,113	3,333	12,678	13,825
Contingent consideration related to acquisition (2)	—	—	—	(3,860)
Adjusted depreciation and amortization (3)	1,349	1,081	5,609	4,492
Acquisition-related and other expense	815	366	4,046	16,184
Other stock-related benefit (4)	—	—	(430)	—
Income tax expense (benefit)	(540)	(418)	54	(500)
Total other expense, net	521	316	2,527	830

Adjusted EBITDA from continuing operations:	$(3,567)	$(7,555)	$(8,680)	$(21,875)

(1) Stock-based expense includes the following:
Cost of revenue	$294	$316	$1,517	$1,155
Sales and marketing	950	1,072	3,923	4,496
Research and development	707	747	2,561	2,817
General and administrative	1,162	1,198	4,677	5,357

Stock-based expense	$3,113	$3,333	$12,678	$13,825

(2) Contingent consideration related to acquisition includes the following:
(a) Revaluation of contingent consideration
General and administrative	$—	$—	$—	$(3,270)
(b) Contingent consideration included in compensation expense
General and administrative	—	—	—	(295)
Sales and marketing	—	—	—	(295)

Contingent consideration related to acquisition	$—	$—	$—	$(3,860)

Revaluation of contingent consideration is the decrease in fair value of the liability-classified contingent consideration related to the acquisition of Longboard Media, Inc. Contingent consideration included in compensation expense relates to certain Longboard Media, Inc. employees whose right to receive such compensation is forfeited if they terminate their employment prior to the required service period. The contingent consideration was payable on Longboard Media’s achievement of certain performance goals for the period from January 1, 2013 to December 31, 2013. On October 31, 2013, the Company determined that the probability of the attainment of the underlying performance goals was remote and the resultant payout was estimated to be zero. As a result, the fair value of the liability-classified contingent consideration and the liability accrued for contingent consideration included in compensation expense were reduced to zero. On January 31, 2014, the Company concluded that the underlying performance goals were not met and the payout was zero. The Company excludes these items from its non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results.

(3) Adjusted depreciation and amortization includes the following:
Cost of revenue	$405	$244	$1,713	$937
Sales and marketing	220	275	1,002	1,112
Research and development	181	189	786	813
General and administrative	234	85	871	495
Amortization of acquired intangible assets	309	288	1,237	1,135

Adjusted depreciation and amortization	$1,349	$1,081	$5,609	$4,492

(4) Other stock-related expense includes the following:
General and administrative	$—	$—	$(430)	$—

Other stock-related expense	$—	$—	$(430)	$—

Other stock-related expense represents an estimated liability for taxes and related items in connection with the treatment of certain stock option grants. Since the estimated liability directly relates to stock option grants and as stock-based expenses are consistently excluded from the non-GAAP financial measures, the Company excluded this estimated liability. During the fiscal year ended April 30, 2015, the Company recorded a benefit of $0.4 million due to a reduction of this estimated liability.

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Discontinued Operations

(in thousands, except net loss per share data)

(unaudited)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2015	2014	2015	2014
Non-GAAP net income and net earnings per share from discontinued operations:
GAAP net loss from discontinued operations	$—	$(11,448)	$(1,257)	$(10,320)
Stock-based expense (1)	—	139	124	643
Amortization of acquired intangible assets	—	1,472	—	5,888
Impairment of acquired intangible assets (4)	—	2,500	—	2,500
Acquisition-related, divestiture-related and other expenses	—	819	682	819
Loss on disposal of discontinued operations, net of tax (3)	—	9,192	1,537	9,192

Non-GAAP net income from discontinued operations	$—	$2,674	$1,086	$8,722

GAAP basic weighted average shares outstanding:	79,668	77,165	78,645	75,564
GAAP diluted weighted average shares outstanding;	80,448	78,492	79,793	78,006

Non-GAAP basic earnings per share from discontinued operations	$—	$0.03	$0.01	$0.12

Non-GAAP diluted earnings per share from discontinued operations	$—	$0.03	$0.01	$0.11

Adjusted EBITDA from discontinued operations:
GAAP net loss from discontinued operations	$—	$(11,448)	$(1,257)	$(10,320)
Stock-based expense (1)	—	139	124	643
Adjusted depreciation and amortization (2)	—	1,482	—	5,983
Impairment of acquired intangible assets (4)	—	2,500	—	2,500
Acquisition-related, divestiture-related and other expenses	—	819	682	819
Income tax expense (benefit)	—	(660)	23	22
Total other income	—	—	—	(4)
Estimated loss on disposal of discontinued operations, net of tax (3)	—	9,192	1,537	9,192

Adjusted EBITDA from discontinued operations:	$—	$2,024	$1,109	$8,835

(1) Stock-based expense includes the following:
Cost of revenue	$—	$127	$115	$567
Sales and marketing	—	—	—	7
Research and development	—	6	4	55
General and administrative	—	6	5	14

Stock-based expense	$—	$139	$124	$643

(2) Adjusted depreciation and amortization includes the following:
Cost of revenue	$—	$450	$—	$1,800
General and administrative	—	10	—	95
Amortization of acquired intangible assets	—	1,022	—	4,088

Adjusted depreciation and amortization	$—	$1,482	$—	$5,983

(3)       On July 2, 2014, the Company completed the sale of PowerReviews for a total cash consideration of $30.0 million. Of the $30.0 million sales price, $4.5 million was placed into escrow as partial security for the Company’s indemnification obligations. The Company incurred a total loss of $10.7 million on the sale of PowerReviews. The loss on disposal of discontinued operations was determined by offsetting the total consideration from selling the PowerReviews business by any associated transaction costs and the net carrying value of the assets and liabilities held for sale as of July 2, 2014. Of the $10.7 million loss on disposal of discontinued operations, $9.2 million was recognized as an estimated loss on disposal of discontinued operations during the three months ended April 30, 2014 resulting in the incremental loss of $1.5 million being recognized during the fiscal year ended April 30, 2015.

(4)       During the fourth fiscal quarter of 2014, the Company reported the results of operations and financial position of PowerReviews as “discontinued operations.” On the Condensed Consolidated Balance Sheet as of April 30, 2014, the assets and liabilities of PowerReviews are presented as “Assets held for sale” and “Liabilities held for sale.” The Company compared the carrying value of the asset group included in “assets held for sale” to the undiscounted cash flows to be generated by the asset group. The carrying value of the asset group exceeded the undiscounted cash flows and, as a result, the Company recorded an impairment charge of $2.5 million for the three months ended April 30, 2014.

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics for Continuing and Discontinued Operations

(in thousands, except active enterprise clients and full-time employees data)

(unaudited)

	Three Months Ended
	Jul 31, 2013	Oct 31, 2013	Jan 31, 2014	Apr 30, 2014	Jul 31, 2014	Oct 31, 2014	Jan 31, 2015	Apr 30, 2015
Continuing Operations:
Revenue (1)	$40,319	$41,148	$43,600	$43,078	$45,977	$47,325	$49,562	$48,317
Cost of revenue	12,117	12,508	13,758	14,522	16,356	17,414	17,988	18,148

Gross profit	28,202	28,640	29,842	28,556	29,621	29,911	31,574	30,169
Operating expenses:
Sales and marketing (3)	20,996	20,837	20,765	23,884	20,995	18,931	18,020	19,492
Research and development	8,924	9,793	9,036	9,832	9,730	9,306	8,779	9,880
General and administrative (3)	8,536	3,639	7,674	6,521	7,893	8,100	6,932	8,517
Acquisition-related and other expense	7,504	8,283	31	366	492	2,326	413	815
Amortization of acquired intangible assets	282	283	282	288	309	310	309	309

Total operating expenses	46,242	42,835	37,788	40,891	39,419	38,973	34,453	39,013

Operating loss	(18,040)	(14,195)	(7,946)	(12,335)	(9,798)	(9,062)	(2,879)	(8,844)
Total other income (expense), net	3	(249)	(268)	(316)	(498)	(588)	(920)	(521)

Loss before income taxes	(18,037)	(14,444)	(8,214)	(12,651)	(10,296)	(9,650)	(3,799)	(9,365)
Income tax expense (benefit)	(391)	130	179	(418)	12	258	324	(540)

Net loss from continuing operations	(17,646)	(14,574)	(8,393)	(12,233)	(10,308)	(9,908)	(4,123)	(8,825)

Stock-based expense (2)	3,807	3,467	3,218	3,333	3,122	3,343	3,100	3,113
Contingent consideration related to acquisition (3)	370	(4,230)	—	—	—	—	—	—
Adjusted depreciation and amortization (4)	1,053	1,202	1,156	1,081	1,334	1,598	1,328	1,349
Acquisition-related and other expense	7,504	8,283	31	366	492	2,326	413	815
Other stock-related benefit (5)	—	—	—	—	(430)	—	—	—
Income tax expense (benefit)	(391)	130	179	(418)	12	258	324	(540)
Total other (income) expense, net	(3)	249	268	316	498	588	920	521

Adjusted EBITDA from continuing operations	$(5,306)	$(5,473)	$(3,541)	$(7,555)	$(5,280)	$(1,795)	$1,962	$(3,567)

Income (loss) from discontinued operations	$278	$420	$430	$(11,448)	$(1,257)	$—	$—	$—
Stock-based expense (2)	201	181	122	139	124	—	—	—
Adjusted depreciation and amortization (4)	1,506	1,503	1,492	1,482	—	—	—	—
Impairment of acquired intangible assets (7)	—	—	—	2,500	—	—	—	—
Acquisition-related, divestiture-related and other expenses	—	—	—	819	682	—	—	—
Income tax expense (benefit)	168	253	261	(660)	23	—	—	—
Total other income, net	(4)	—	—	—	—	—	—	—
Estimated loss on disposal of discontinued operations, net of tax (8)	—	—	—	9,192	1,537	—	—	—

Adjusted EBITDA from discontinued operations	$2,149	$2,357	$2,305	$2,024	$1,109	$—	$—	$—

Number of active clients from continuing operations (at period end) (6)	922	980	1,011	1,133	1,197	1,258	1,315	1,353
Number of active clients from discontinued operations (at period end) (6)	398	389	368	341	—	—	—	—

Full-time employees including employees attributable to discontinued operations (at period end)	776	798	794	799	787	814	825	826
Full-time employees attributable to discontinued operations (at period end)	28	27	25	24	—	—	—	—

(1) Revenue from continuing operations includes the following:
SaaS	$38,863	$39,896	$40,645	$41,924	$44,324	$45,199	$46,429	$46,173
Media	1,456	1,252	2,955	1,154	1,653	2,126	3,133	2,144

Revenue	$40,319	$41,148	$43,600	$43,078	$45,977	$47,325	$49,562	$48,317

Revenue from discontinued operations includes the following:
SaaS	$4,179	$4,335	$4,338	$3,947	$2,517	$—	$—	$—
Media	73	55	59	25	18	—	—	—

Revenue	$4,252	$4,390	$4,397	$3,972	$2,535	$—	$—	$—

Total revenue:
SaaS	$43,042	$44,231	$44,983	$45,871	$46,841	$45,199	$46,429	$46,173
Media	1,529	1,307	3,014	1,179	1,671	2,126	3,133	2,144

Revenue	$44,571	$45,538	$47,997	$47,050	$48,512	$47,325	$49,562	$48,317

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics for Continuing and Discontinued Operations (continued)

(in thousands, except active enterprise clients and full-time employees data)

(unaudited)

	Three Months Ended
	Jul 31, 2013	Oct 31, 2013	Jan 31, 2014	Apr 30, 2014	Jul 31, 2014	Oct 31, 2014	Jan 31, 2015	Apr 30, 2015

(2) Stock-based expense from continuing operations includes the following:
Cost of revenue	$318	$236	$285	$316	$314	$458	$451	$294
Sales and marketing	1,227	1,324	873	1,072	944	1,162	867	950
Research and development	805	662	603	747	647	522	685	707
General and administrative	1,457	1,245	1,457	1,198	1,217	1,201	1,097	1,162

Stock-based expense from continuing operations	$3,807	$3,467	$3,218	$3,333	$3,122	$3,343	$3,100	$3,113

Stock-based expense from discontinued operations includes the following:
Cost of revenue	$174	$160	$106	$127	$115	$—	$—	$—
Sales and marketing	4	2	1	—	—	—	—	—
Research and development	19	17	13	6	4	—	—	—
General and administrative	4	2	2	6	5	—	—	—

Stock-based expense from discontinued operations	$201	$181	$122	$139	$124	$—	$—	$—

(3) Contingent consideration related to acquisition includes the following:
(a) Revaluation of contingent consideration
General and administrative	$—	$(3,270)	$—	$—	$—	$—	$—	$—
(b) Contingent consideration included in compensation expense
General and administrative	185	(480)	—	—	—	—	—	—
Sales and marketing	185	(480)	—	—	—	—	—	—

Contingent consideration related to acquisition	$370	$(4,230)	$—	$—	$—	$—	$—	$—

Revaluation of contingent consideration is the decrease in fair value of the liability-classified contingent consideration related to the acquisition of Longboard Media, Inc. Contingent consideration included in compensation expense relates to certain Longboard Media, Inc. employees whose right to receive such compensation is forfeited if they terminate their employment prior to the required service period. The contingent consideration was payable on Longboard Media’s achievement of certain performance goals for the period from January 1, 2013 to December 31, 2013. On October 31, 2013, the Company determined that the probability of the attainment of the underlying performance goals was remote and the resultant payout was estimated to be zero. As a result, the fair value of the liability-classified contingent consideration and the liability accrued for contingent consideration included in compensation expense were reduced to zero. On January 31, 2014, the Company concluded that the underlying performance goals were not met and the payout was zero. The Company excludes these items from its non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results.

	Three Months Ended
	Jul 31, 2013	Oct 31, 2013	Jan 31, 2014	Apr 30, 2014	Jul 31, 2014	Oct 31, 2014	Jan 31, 2015	Apr 30, 2015
(4) Adjusted depreciation and amortization from continuing operations includes the following:
Cost of revenue	$226	$238	$229	$244	$427	$481	$400	$405
Sales and marketing	221	318	298	275	258	303	221	220
Research and development	189	226	209	189	199	242	164	181
General and administrative	135	137	138	85	141	262	234	234
Amortization of acquired intangible assets	282	283	282	288	309	310	309	309

Adjusted depreciation and amortization from continuing operations	$1,053	$1,202	$1,156	$1,081	$1,334	$1,598	$1,328	$1,349

Adjusted depreciation and amortization from discontinued operations includes the following:
Cost of revenue	$450	$450	$450	$450	$—	$—	$—	$—
General and administrative	34	31	20	10	—	—	—	—
Amortization of acquired intangible assets	1,022	1,022	1,022	1,022	—	—	—	—

Adjusted depreciation and amortization from discontinued operations	$1,506	$1,503	$1,492	$1,482	$—	$—	$—	$—

(5) Other stock-related benefit from continuing operations includes the following:
General and administrative	$—	$—	$—	$—	$(430)	$—	$—	$—

Other stock-related benefit	$—	$—	$—	$—	$(430)	$—	$—	$—

Other stock-related expense represents an estimated liability for taxes and related items in connection with the treatment of certain stock option grants. Since the estimated liability directly relates to stock option grants and as stock-based expenses are consistently excluded from the non-GAAP financial measures, the Company excluded this estimated liability. During the three months ended July 31, 2014, the Company recorded a benefit of $0.4 million due to a reduction of this estimated liability.

(6)     Beginning as of the fourth fiscal quarter of 2014, the Company defines an active client as an organization from which the Company is currently recognizing recurring revenue, and the Company counts organizations that are closely related as one client, even if they have signed separate contractual agreements. The Company believes that the ability to increase its active client base is a leading indicator of the Company’s ability to grow revenue.

        Due to the presentation of the PowerReviews business as discontinued operations, the Company has separated the active clients into two categories: 1) active clients from continuing operations and 2) active clients from discontinued operations. As a result, each category could include a common client for which the Company has recognized recurring revenue who has organizations that have separate contractual agreements.

        All periods prior to the fourth fiscal quarter of 2014 discussed in this press release or presented in the accompanying financial tables have been revised to conform to this definition of an active client.

(7)      During the fourth fiscal quarter of 2014, the Company reported the results of operations and financial position of PowerReviews as “discontinued operations.” On the Condensed Consolidated Balance Sheet as of April 30, 2014, the assets and liabilities of PowerReviews were presented as “Assets held for sale” and “Liabilities held for sale.” The Company compared the carrying value of the asset group included in “assets held for sale” to the undiscounted cash flows to be generated by the asset group. The carrying value of the asset group exceeded the undiscounted cash flows and, as a result, the Company recorded an impairment charge of $2.5 million for the three months ended April 30, 2014.

(8)      On July 2, 2014, the Company completed the sale of PowerReviews for a total cash consideration of $30.0 million. Of the $30.0 million sales price, $4.5 million was placed into escrow as partial security for the Company’s indemnification obligations. The Company incurred a total loss of $10.7 million on the sale of PowerReviews. The loss on disposal of discontinued operations was determined by offsetting the total consideration from selling the PowerReviews business by any associated transaction costs and the net carrying value of the assets and liabilities held for sale as of July 2, 2014. Of the $10.7 million loss on disposal of discontinued operations, $9.2 million was recognized as an estimated loss on disposal of discontinued operations during the three months ended April 30, 2014 resulting in the incremental loss of $1.5 million being recognized in the three months ended July 31, 2014.